Exhibit 10.2

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (“First Amendment”) is made as of this 11th day of January, 2010, by and among TRX, Inc., a Georgia corporation (“Buyer”), Hi-Mark, LLC, a Delaware limited liability company (“Seller”), Hi-Mark Travel Systems, Inc., a Georgia corporation (“HMTS”), Kevin Austin, a Georgia resident (“K. Austin”), Diane Austin, a Georgia resident (“D. Austin”) and Charles Bradsher, a Georgia resident (“C. Bradsher”, and together with K. Austin and D. Austin, the “Owner Entity Shareholders”), and amends the Asset Purchase Agreement dated as of December 7, 2006 (the “APA”), by and among the parties identified above and Integrated Profitmark Corporation, LLC, a Delaware limited liability company (“ProfitMark”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the APA.

RECITALS

WHEREAS, TRX and Hi-Mark entered, on or around November 6, 2007, an amendment (the “Note Amendment”) to that certain Promissory Note made by TRX in favor of Hi-Mark dated as of January 11, 2007 (the “Note”), which amendment, among other things, extended the time for the payment in full of the Note and reduced the amount of individual installments payable pursuant to the Note; and

WHEREAS, certain indemnification obligations under the APA are capped, pursuant to Section 10.07(b) of the APA, to an amount equal to the unpaid principal and interest under the Note, and the parties desire to make certain changes and amendments to the APA to preserve the originally anticipated liability cap under Section 10.07(b) of the APA as calculated without regard to the Note Amendment; and

WHEREAS, TRX, Hi-Mark, HMTS and the Owner Entity Shareholders desire to make certain changes to the APA in relation to certain contingent payments under Section 2.08 of the APA; and

WHEREAS, certain indemnification obligations under the APA are capped, pursuant to Section 10.02(b) of the APA, with reference to certain contingent payments under section 2.08 of the APA, and the Parties desire to make certain changes and amendments to the APA to conform such cap with the changes made under this First Amendment in relation to such contingent payments; and

WHEREAS, ProfitMark has ceased to be a member of Hi-Mark, LLC and therefore has no interest in such contingent payments.

NOW, THEREFORE, in consideration of and subject to the mutual undertakings and agreements hereinafter set forth, TRX, Hi-Mark, HMTS and the Owner Entity Shareholders agree as follows:

1. Definition of *. The term * means * (as defined in Section 2 of this First Amendment), and such definition of the term * replaces the definition set forth in Section 10.07(b) of the APA.

* Confidential Treatment Requested

2. Definition of *. * means: *.

3. Definition of *. The definition of the term * set forth in Article XII of the APA is hereby deleted and replaced with the following definition:

*

4. Amendment of Earnout Provisions. The portion of Section 2.08 of the APA beginning with the paragraph preceding subsection 2.08(a) through and including Subsection 2.08(d) (including without limitation subsections 2.08(a), 2.08(b), 2.08(c) and 2.08(d) in their entirety) hereby is deleted and entirely superseded by the provisions set forth below in this Section 4:

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* Confidential Treatment Requested

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5. Further Amendment of Earnout Provisions. The following further amendments are made to Section 2.08 of the APA:

(a) Section 2.08(g) of the APA hereby is deleted and entirely superseded by the following provision:

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* Confidential Treatment Requested

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(b) Section 2.08(h) of the APA is hereby deleted and entirely superseded by the following provision:

Notwithstanding anything to the contrary set forth in this Agreement, total payments made by Buyer to Seller pursuant to this Section 2.08 shall not exceed fifteen million dollars ($15,000,000).

(c) Section 2.08(k) of the APA is hereby deleted and entirely superseded by the following provisions:

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6. Limit on Certain Indemnity. Section 10.02(b) of the APA hereby is deleted and entirely superseded by the following provision:

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7. Execution by ProfitMark. The parties acknowledge and agree that ProfitMark is and shall be a third-party beneficiary of paragraphs 1, 2 and 6 of this First Amendment. The parties hereto agree that, notwithstanding anything to the contrary in the APA, this First Amendment shall be binding upon each and every party hereto. ProfitMark shall not be required to become a party to this First Amendment, and no party hereto shall assert that this First Amendment is rendered invalid as a consequence of the fact that ProfitMark is not a party hereto, nor interpose a defense to enforcement of this First Amendment based upon the absence of ProfitMark as a party to this First Amendment. In addition, the parties hereto expressly waive any and all rights to avoid, resist or object to enforcement of this First Amendment based on the failure of ProfitMark to be, or to become, a party to this First Amendment. Hi-Mark, HMTS and the Owner Entity Shareholders each hereby agree, jointly and severally, to indemnify the Buyer

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Indemnified Parties against, and to hold each of them harmless from, any and all Losses that the Buyer Indemnified Parties shall incur, suffer or become subject to, that arise out of, result from, or relate to ProfitMark not being a party to this First Amendment.

8. Effect of Amendment. Except as otherwise expressly set forth in this First Amendment, the APA shall remain unchanged and in full force and effect in accordance with its terms.

9. Counterparts. This First Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original document, but which counterparts shall together constitute one and the same instrument. Execution of this First Amendment may be made by electronic transmission (e.g., by facsimile transmission or e-mail transmission of a scanned document) of signed counterparts of this First Amendment, which shall be fully effective as originals. This First Amendment shall not be binding upon any party until all parties hereto have executed this First Amendment or a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

Buyer:	TRX, INC.

	By:	/s/ Shane Hammond
	Name:	Shane Hammond
	Title:	President and CEO

Seller:	HI-MARK, LLC

	By:	/s/ Kevin Austin
Kevin Austin, President

HMTS:	HI-MARK TRAVEL SYSTEMS, INC.

	By:	/s/ Kevin Austin
Kevin Austin, President

Owner Entity Shareholders:	By:	/s/ Kevin Austin
	Name:	Kevin Austin

	By:	/s/ Diane Austin
	Name:	Diane Austin

	By:	/s/ Charles Bradsher
	Name:	Charles Bradsher